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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  |X|
     Check the appropriate box:
     [ ]      Preliminary Proxy Statement
     [ ]      Confidential, For Use of the Commission Only (as permitted by
              Rule 14a-6(e)(2))
     [ ]      Definitive Proxy Statement
     [ ]      Definitive Additional Materials
     |X|      Soliciting Material Pursuant to Rule 14a-12


                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)


                          RANGER GOVERNANCE, LTD.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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               the amount on which the filing fee is calculated and
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[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by
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       offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:
       (2)     Form, Schedule or Registration Statement No.:
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       (4)     Date Filed:

Slide presentation materials used by Ranger Governance:

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RANGER GOVERNANCE




Agenda
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o      Last Year's Contest

o      CA:  One Year Later

o      Ranger's Interactions with CA

o      Ranger's Decision

o      Ranger's Motives

o      The Ranger Candidates

o      The Ranger Strategy & Program

o      The Ranger View:  Looking Forward




Last Year's Contest
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o      Placed Spotlight on Performance

o      Battled Against Insider Bloc

o      Won 24% of Vote

o      Won Promised Concessions
       -   More Independent Board
       -   Improved Governance
       -   More Transparent Accounting

o      Press Called Concessions a "Victory" for Ranger




CA One Year Later
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CA has Underperformed in Many Respects       $80.00----------------------------
                                                     |-------|
Since 8-29-01, stock down 59% to             $70.00--|XXXXXXX|-----------------
$13.13 as of July 15, 2002                           |XXXXXXX|
                                             $60.00--|XXXXXXX|-----------------
S&P 500 decreased only 20% in                        |XXXXXXX|
same period                                  $50.00--|XXXXXXX|-----------------
                                                     |XXXXXXX|
S&P Systems Software Index                   $40.00--|XXXXXXX|-----------------
down 19% in same period                              |XXXXXXX|
                                             $30.00--|XXXXXXX|-----------------
Stock declined from $74.56 on                        |XXXXXXX|
1-26-00 to $13.13 on 7-15-02,                $20.00--|XXXXXXX|-----------------
a decline of 80%                                     |XXXXXXX|      |-------|
                                             $10.00--|XXXXXXX|------|XXXXXXX|--
                                                     |XXXXXXX|      |XXXXXXX|
                                              $0.00----------------------------
                                                      $74.56          $13.13
                                                    (1-26-00)       (7-15-02)

                                                              __________
                                                             | |X|  CA  |
                                                             |__________|




Five-Year Total Return
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o      Computer Associates                               -67.7%
o      S&P 500 Index                                      +7.7%
o      S&P Systems Software Index                        +25.2%



Total returns for the period 7/18/97 to 7/12/02, calculated from weekly prices.
 Source: Bloomberg Professional. Assumes reinvestment of dividends, excepting the Systems Software Index which assumes no dividends.





One-Year Total Return
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o      Computer Associates                                -61.4%

o      S&P 500 Index                                      -22.6%

o      S&P Systems Software Index                         -33.5%



 Total returns for the period 7/16/01 to 7/15/02, calculated from daily prices.
 Source: Bloomberg Professional. Assumes reinvestment of dividends, excepting the Systems Software Index which assumes no dividends.




CA's Debt
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o   $3.8 Billion as of 3/31/02

o   CA's Debt is Highest of S&P Systems Software Index (#2 has less than 16%)

o   Debt/Equity Ratio of 83% vs. Index Average (exclusive of CA) of Less Than 4%

o   Negative Outlook from S&P in February, 2002

o   Downgraded by Moody's to 2 Notches Above "Junk" in March, 2002





Ranger Interactions With CA
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o     Onsite Meetings with Sanjay Kumar

o     Attended CA Analysts' Meetings

o     Ranger Requested Action by the CA Board of Directors

o     Board Declined to Dismiss Charles Wang, Sanjay Kumar and Ira Zar





Ranger's Decision
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o      Five Ranger Nominees to CA Board

o      Not Seeking Control

o      Slate Will Bring Ideas, Monitoring and Influence

o      Tremendous Effort Required to Overcome Insider Bloc (including Haefner)




Ranger's Motives
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o      Economic - Ranger Has 1.5 Million Options

o Personal - Former Employees at Companies bought by CA Should Have the Chance to Work for a Successful Company

o Societal - Corporate Governance - the Working Union of the CEO, the Board and the Shareholders - Must be Embraced

       That is Ranger's Mission
       ------------------------




The Ranger Candidates
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o      A Wealth of Experience in Business, Technology and Finance

o      Independent Shareholder Representation




Richard J. Agnich
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     Governance Authority and Formerly Senior Vice
     President, Secretary and General Counsel for
     Texas Instruments





Max D. Hopper
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     President of Max D. Hopper Associates, Inc.,
     a Company Focusing on Strategic Uses of
     Advanced Information Systems; Formerly Senior
     Vice President of Information Systems for
     American Airlines; Led the Development of the
     SABRE Reservations System




Cece Smith
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     General Partner of Phillips-Smith-Machens
     Venture Partners and the Former Chairman of the Federal Reserve Bank of Dallas




Ronald J. Robinson
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     Formerly President of Texaco's Technology
     Division, and a Professor and Department Head at Texas A&M University




Stephen Perkins
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     In the Software Industry for More Than 30
     Years, Worked in Sales, Marketing, Product
     Development and Corporate Strategies; Served as President of the Communications Software
     Group for Sterling Commerce




The Ranger Strategy
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o      Long-term Commitment to Growth and Value




The Ranger Strategy (con't)
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o      Different from Last Year:

       -   Initially ran full slate of 10 nominees

       -   Proposed restructuring company

       -   Focused on strategy




The Ranger Strategy (con't)
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o      Minority Slate This Year:

       -     Assembling a strong board

       -     Present ideas and persuade on merits

       -     Install controls and mechanisms to
             monitor performance and assure accountability

       - Make the right things happen for long-term shareholder value (no Band-Aids)




The Ranger Program
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o       We Would Propose:

        -   Replacing Wang, Kumar and Zar

        -   Making accounting transparent and credible

        - Reviewing the financial reporting systems and having the CFO accountable to the Audit Committee




The Ranger Program (con't)
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o       We Would Propose:

        -    Reducing the $3.8 Billion of debt

        -    Redeeming the "poison pill"




The Ranger Program (con't)
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o       We Would Propose:

        - A long-term market strategy supported by a strategic technical committee to ensure coordinated development, acquisition, interoperability, consolidation and delivery of products




The Ranger Program (con't)
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o       We Would Propose:

        - Overhauling and improving customer support activities through a program of broader customer input, increased management contact and director participation in customer interactions





The Ranger Program (con't)
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o       We Would Propose:

        -     Restructured sales:

              o     More product specialization

              o     More responsive "cross-sell" contacts

              o     Establish single point of contact for customer needs



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THE RANGER VIEW





Looking Forward
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o      What Ranger Sees at CA:

       -      Loss of financial flexibility

       -      Lack of strategic vision

       -      Lack of credibility

       -      Value will suffer



The Choice Is Yours. . .
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o      After Looking at the Facts:

        - If you believe that the CA management has done a good job of running your company, then vote for them

        - If, on the other hand, you think that change is due, vote for Ranger's nominees




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Together, we can make this company great





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Ranger Governance, Ltd. ("Ranger") and certain other persons may be deemed participants in the solicitation of proxies from the stockholders of Computer Associates International, Inc. ("Computer Associates") in connection with Computer Associates' 2002 Annual Meeting of Stockholders. Information concerning such participants is available in Ranger's revised preliminary proxy statement on Schedule 14A (the "Revised Preliminary Proxy Statement") filed by Ranger with the Securities and Exchange Commission (the "SEC") on July 9, 2002.

STOCKHOLDERS OF COMPUTER ASSOCIATES ARE ADVISED TO READ RANGER'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH RANGER'S SOLICITATION OF PROXIES FROM COMPUTER ASSOCIATES STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Computer Associates and other interested parties may obtain, free of charge, copies of the Revised Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by Ranger with the SEC, at the SEC's Internet website at www.sec.gov. The Revised Preliminary Proxy Statement and the Definitive
Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Ranger in the solicitation of proxies, toll-free at 1-800-607-0088.


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